SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Armco Metals Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

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ARMCO METAL HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 27, 2014

We will hold a special meeting of the stockholders of Armco Metals Holdings, Inc. at One Waters Park Drive Suite 98, San Mateo, CA 94403 on March 27, 2014 at 2 p.m. local time. At the special meeting you will be asked to vote on the following matters:

•	the approval of Proposal 1 authorizing the full conversion of the Convertible Notes into shares of our common stock,

•	the approval of Proposal 2 authorizing a one for 10 (1:10) reverse stock split of our outstanding common stock,

•	transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on February 18, 2014 as the Record Date for determining the stockholders that are entitled to notice of and to vote at the special meeting and any adjournments thereof.

All stockholders are invited to attend the special meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By Order of the Board of Directors

/s/ Kexuan Yao
San Mateo, CA	Kexuan Yao
[February 18], 2014	Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on March 27, 2014: This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2012, are available free of charge on our website www.amrcometals.com.

ARMCO METALS HOLDINGS, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 29, 2013 (the “2012 10-K”).

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

ARMCO METALS HOLDINGS, INC.

One Waters Park Drive, Suite 98

San Mateo, CA 94403

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2014

The accompanying proxy is solicited by the board of directors of Armco Metal Holdings, Inc. for use at the special meeting of stockholders to be held at One Waters Park Drive Suite 98, San Mateo, CA 94403 on March 27, 2014 beginning at 2 p.m. local time and at any adjournment or postponement thereof. The date of this proxy statement is [February 18], 2014, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our stockholders. This proxy statement and the accompanying proxy card are being sent or made available to owners of our common shares in connection with the solicitation of proxies by the board of directors for the special meeting of stockholders.

For stockholders who received a notice by mail about the Internet availability of proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For stockholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Our principal executive offices are located at One Waters Park Drive, Suite 98, San Mateo, CA 94403 and our telephone number is (650) 212-7620.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On February 18, 2014, the Record Date, there were issued and outstanding [30,031,540] shares of our common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders.

Shares of our common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

•	FOR the approval of the full conversion of the Convertible Notes into shares of common stock; and
•	FOR the approval of a one for 10 (1:10) reverse stock split of our outstanding common stock.

Quorum

Under our bylaws, 33 1/3% of the shares of common stock outstanding and entitled to vote at the special meeting as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The proposals which will be voted upon at our special meeting are considered non-routine matters.

Vote Required

The approval of Proposal 1 submitted to a vote at the special meeting requires the affirmative vote by holders of at least a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on such proposal. The approval of Proposal 2 requires the affirmative vote by the holders of at least a majority of the our outstanding shares of common stock on the Record Date who were entitled to notice of and to vote at the special meeting. Any broker non-votes will not have an effect on the voting of these proposals.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the special meeting, unless a greater percentage is required either by law or by our articles of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the special meeting of stockholders. The board of directors is not currently aware of any such other matters.

Shares Held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described above. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count for the approval of the proposals contained in this proxy statement as the applicable stock exchange rules do not permit your bank or broker to vote your uninstructed shares on a discretionary basis for these proposals. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on these proposals, no votes will be cast on your behalf.

Manner of Voting

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with the proposals described in this proxy statement. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR each of Proposals 1, 2 and 3 as described this proxy statement.

In Person at the Special Meeting—If you choose to vote in person, you can attend the special meeting and cast your vote in person. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the special meeting and we will provide the stockholder with a ballot. If you are a beneficial owner of shares, however, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the special meeting.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Corporate Secretary of Armco either in writing prior to the special meeting or in person at the special meeting, by submitting a proxy bearing a later date or by voting in person at the special meeting. Revocation is effective only upon receipt of such notice by our Corporate Secretary. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, email and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a Notice of Internet Availability of Proxy Materials, rather than mail them full sets of proxy materials. We have chosen to take advantage of this distribution option. These notices contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet as well as instructions on how stockholders may request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Recommendations of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the approval of Proposal 1 authorizing the full conversion of the Convertible Notes into shares of our common stock, and
•	FOR the approval of Proposal 2 authorizing a one for 10 (1:10) reverse stock split of our outstanding common stock.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the board of directors or, if no recommendation is given, he will vote in his own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At February 18, 2014, we had [30,031,540] shares of common stock issued and outstanding. The following table sets forth information known to us as of February 18, 2014 relating to the beneficial ownership of shares of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each director and nominee;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (2)
Kexuan Yao (3)	8,602,704	28.4%
Weigang Zhao	287,573	≤1%
Fengtao Wen	385,606	1.3%
Weiping Shen	75,000	≤1%
Kamping Chan	15,625	≤1%
William Thomson	16,250	≤1%
All directors and executive officers as a group (six persons) (3)	9,382,758	31.0%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Armco Metals Holdings, Inc., One Waters Park Drive Suite 98, San Mateo, California 94403.

(2)

Includes, where applicable, shares of common stock that such person has the right to acquire within 60 days after February 18, 2014. Also includes unvested shares of restricted stock as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)

The number of shares beneficially owned by Mr. Yao, our Chief Executive Officer, including 8,121,353 shares of common stock directly owned by Mr. Yao, 231,352 shares of common stock owned by his spouse, and 250,000 shares underlying vested restricted stock awards, but excludes an additional 250,000 shares underlying unvested stock awards under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee at the time of vesting.

PROPOSAL 1

APPROVAL OF THE FULL CONVERSION OF THE

CONVERTIBLE NOTES INTO SHARES OF COMMON STOCK

Background of Proposal

Between May 2013 and September 2013 our subsidiary Henan Armco & Metawise Trading Co. Ltd. borrowed an aggregate of RMB 19,700,000 (approximately $3.26 million) from four lenders who are not our affiliates under the terms of loan contracts. These loans matured between May 2013 and December 2013. Our subsidiary used the funds for working capital. In January 2014 we and our subsidiary entered into note exchange agreements with each of these lenders pursuant to which we exchanged the loan contracts for 8% convertible notes in the aggregate amount of RMB 15,100,000 (approximately $2.5 million) which represented the remaining principal balance due under the loan contracts. We refer to these notes as the January 2014 Convertible Notes. The lenders waived any accrued but unpaid interest due prior to this exchange. The January 2014 Convertible Notes, which bear interest at the rate of 8% per annum, mature nine months from the date of issuance and, providing this Proposal 1 is approved at the special meeting, these notes are convertible at any time prior to maturity at the option of the holder into shares of our common stock at a conversion price of $0.317 per share. Interest is payable at maturity or conversion, and we have the right to prepay the notes at any time without penalty to us. Until such time, if ever, that we receive this stockholder approval, the January 2014 Convertible Notes are not convertible into our common stock. If we should fail to receive the required stockholder approval prior to the maturity date of the notes, the January 2014 Convertible Notes will be due and payable in cash in accordance to their terms without penalty to us.

In unrelated transactions, between November 2013 and December 2013 Henan Armco & Metawise Trading Co. Ltd. also borrowed an additional RMB18,827,240 (approximately US $3.1 million) from 11 non-U.S. lenders who are not our affiliates under the terms of loan contracts. These loans initially matured between August 2014 and September 2014. Our subsidiary used the funds for working capital. In February 2014 we and our subsidiary entered into note exchange agreements with each of these lenders pursuant to which we exchanged the loan contracts for 8% convertible notes in the aggregate amount of RMB18,827,240 (approximately US$3.1 million) which represented the remaining principal balance due under the loan contracts. We refer to these notes as the February 2014 Convertible Notes. The lenders waived any accrued but unpaid interest due prior to this exchange. The convertible notes, which bear interest at the rate of 8% per annum, mature nine months from the date of issuance and, providing the this Proposal 1 is approved at the special meeting, these notes are also convertible at any time prior to maturity at the option of the holder into shares of our common stock at a conversion price of $0.317 per share. Interest is payable at maturity or conversion, and we have the right to prepay the notes at any time without penalty to us. Until such time, if ever, that we receive this stockholder approval, the February 2014 Convertible Notes are not convertible into our common stock. If we should fail to receive the required stockholder approval prior to the maturity date of the notes, the February 2014 Convertible Notes will be due and payable in cash in accordance to their terms without penalty to us.

In this proxy statement, we sometimes refer to the January 2014 Convertible Notes and the February 2014 Convertible Notes collectively as the Convertible Notes.

Reason for Request for Stockholder Approval

Because our common stock is listed on the NYSE MKT, we are subject to the NYSE MKT’s rules and regulations. Section 713 of the NYSE MKT LLC Company Guide requires listed companies to obtain stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) is equal to 20% or more of the presently outstanding common stock for less than the greater of book or market value of the stock.

The conversion price of the Convertible Notes was determined based upon arms-length negotiations with the lenders. Based on the number of shares of our common stock outstanding at the time we issued both of the January 2014 Convertible Notes and the February 2014 Convertible Notes, and as the conversion price of these notes is less than the greater of book value or market value of our common stock, we structured the terms of the Convertible Notes so that these notes are not be convertible until such as, if ever, that we obtain stockholder approval of the issuance of the shares of common stock upon the possible conversion of the notes. Under the terms of the note exchange agreements and the Convertible Notes, we agreed to use our best efforts to obtain stockholder approval so as to permit the conversion of these notes. We are not subject to any penalties in the event our stockholders do not approve this proposal.

Consequences of the Approval of this Proposal

If we do not receive stockholder approval prior to the maturity dates of the Convertible Notes, the notes are not convertible and we will be obligated to satisfy those obligations in cash. At maturity, the principal and accrued interest due under these notes will be RMB35,934,989 (approximately $5,883,170). If this Proposal 1 is approved, the principal and interest due at maturity under the Convertible Notes will be convertible into an aggregate of 18,558,896 shares of our common stock, assuming each note is converted at maturity, giving no effect to the reverse stock split described in Proposal 2 appearing later in this proxy statement. The conversion rate of $0.317 per share fixed under the Convertible Notes is subject to proportional adjustment in the event of recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, or similar corporate events. Accordingly, in the event Proposal 2 is approved at the special meeting, on the Effective Date (as hereinafter defined) the conversion price of the Convertible Notes will automatically adjust, without any action by the noteholder, to $3.17 per share, and the number of shares which would be issuable upon the conversion of the principal and interest due under these notes at maturity would be 1,855,890 shares of our post-split common stock, subject to rounding. The approval of Proposal 2, however, is not necessary to permit the full conversion of the Convertible Notes.

If this proposal is approved, and all holders of the Convertible Notes were to convert the notes into shares of our common stock, based upon the number shares of our common stock currently issued and outstanding, the shares to be issued upon the full conversion of these notes at maturity would represent approximately 38% of our currently issued and outstanding shares of common stock. While the issuance of shares of our common stock upon possible conversion of the Convertible Notes will have a dilutive effect on our earnings per share and on each stockholder’s percentage voting power, in order to enable the Convertible Noteholders the option of converting these notes into shares of our common stock which would thereby permit Armco to conserve cash, we are asking you to consider and vote upon this proposal. There are no assurances, however, that even if this proposal is approved, that the holders of the Convertible Notes will ever seek to convert these notes into shares of our common stock.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE ONE FOR 10 (1:10) REVERSE STOCK SPLIT

On February 5, 2014 our board of directors approved a one for 10 (1:10) reverse stock split of our outstanding common stock and recommended that our stockholders approve this reverse stock split. At February 18, 2014 we had [30,031,540] shares of our common stock issued and outstanding. The reverse stock split provides that each ten (10) shares of our common stock outstanding immediately prior to the Effective Date of the articles of amendment of our articles of incorporation (the "Old Shares") will be automatically converted into one (1) share of our common stock (the "New Shares"), thereby reducing the number of outstanding shares of our common stock to approximately[3,003,154] shares, subject to rounding. The reverse stock split does not change the par value of our common stock or the number of shares of our common stock authorized for issuance, nor does it impact our authorized preferred stock. The New Shares will be fully paid and non-assessable and the New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares. If approved at the special meeting, we will file articles of amendment to our articles of incorporation with the State of Nevada to effect the reverse stock split. The form of these articles of amendment are included as Exhibit A to this proxy statement.

Purpose and Effect of Reverse Stock Split

Our common stock is currently listed on the NYSE MKT under the symbol "AMCO." On [February 17], 2014 the last sale price of our common stock was $[0.378] per share. Our board of directors believes that current low price of our common stock negatively impacts our credibility as a viable business enterprise. In addition, our board of directors believes that the relatively low per-share market price of our common stock impairs the acceptability of our common stock to potential acquisition candidates and certain members of the investing public, including institutional investors. For instance, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our common stock at its current price levels. For these reasons our board of directors has chosen to adopt and recommend the reverse stock split. We are not, however, a party to any acquisition agreement as of the date of proxy statement, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock or increase our abilities to enter into acquisitions in the future.

The market price of our common stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per New Share may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the reverse stock split. Accordingly, the total market capitalization of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will affect all of the holders of our common stock uniformly. On the Effective Date of the articles of amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the articles of amendment. Any fractional shares existing as a result of the reverse stock split will be rounded to the next higher whole share.

The number of authorized shares of our common stock will remain unchanged at 74,000,000 following the Effective Date. The following table provides information on our shares of common stock which are authorized, issued and outstanding, and reserved for issuance as of the date of this proxy statement and following the Effective Date. The following table assumes that we do not issue any additional shares of our common stock or securities exchangeable or convertible into shares of our common stock between February 18, 2014 and the Effective Date:

	February 18, 2014		Proforma at Effective Date
	No. of shares of common stock	% of authorized	No. of shares of common stock	% of authorized

Authorized	74,000,000		74,000,000
Issued and outstanding	30,031,540	40.6	3,003,154	4.1
Reserved for issuance underlying outstanding options and warrants	1,655,387	2.2	165,539	0.2
Reserved for new grants under the 2009 Stock Incentive Plan	2,581,587	3.5	258,159	0.3
Proposal 1 – shares to be reserved for possible conversion of the Convertible Notes	(1)	(1)	1,855,890	2.5
Unissued, unreserved shares	39,731,486	53.7	68,717,258	92.9

(1)	These notes are not presently convertible. See Proposal 1 appearing earlier in this proxy statement.

The Board considered reducing the number of shares of authorized common stock in connection with the reverse stock split, but determined that the availability of additional shares may be beneficial to our company in the future for possible issuances. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include effecting future acquisitions of other businesses through the issuance of shares of our common stock or securities convertible into shares of our common stock.

Because the reverse stock split results in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. Although the reverse stock split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our bylaws or certain provisions of our articles of incorporation, as amended, would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the reverse stock split could be that stockholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of our company. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this proxy statement.

The reverse stock split will have the following effects upon our common stock:

•	The number of shares owned by each holder of common stock will be reduced 10-fold;
•

The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from [30,031,540] shares to approximately [3,003,154] shares, subject to rounding;

•	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
•	The par value of the common stock will remain $0.001 per share;
•

The stated capital on our balance sheet attributable to the common stock will be decreased 10 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

•	There will be no change in the number of our authorized shares of common stock which will remain at 74,000,000 shares;
•	There will be no change in our authorized preferred stock;
•	The number of shares reserved for issuance under our 2009 Stock Incentive Plan will be 10 times fewer the number of shares as are presently authorized; and
•

All outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of common stock, including the Convertible Notes, will enable such holders to purchase, upon exercise thereof, 10 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the reverse stock split.

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder’s holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the reverse stock split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

How the reverse stock split will be enacted

The reverse stock split will be effected by the filing of the articles of amendment with the Secretary of State of Nevada. If this Proposal 2 is approved at the special meeting, we expect to make this filing within 10 business days follow the date of the special meeting. The articles of amendment will specify an effective date no later than 30 days from the filing date (the “Effective Date”). Thereafter, reverse stock split will occur on the Effective Date without any further action on the part of our stockholders. We expect to receive NYSE MKT’s clearance prior to the Effective Date. Our common stock will be quoted on the NYSE MKT at the post-split price on the Effective Date.

Following the reverse stock split, the share certificates representing the Old Shares will continue to be valid. All fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will effect the validity of your current share certificates. After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/10th share of our common stock. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Action Stock Transfer Corp. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period. We will bear the costs of the issuance of the stock certificates representing Old Shares which are exchanged for certificates representing New Shares for stockholders of record on the Effective Date.

Vote Required and Board Recommendation

Approval of the reverse stock split requires an affirmative vote of a majority of our outstanding shares of common stock entitled to notice of and to vote at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the company at any time since the beginning of our fiscal year ended December 31, 2013, and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at this meeting.

DISSENTER'S RIGHTS

Under Nevada law there are no dissenter's rights available to our stockholders in connection with any matter submitted to a vote of our stockholders at the special meeting.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Armco Metals Holdings, Inc.

Attention: Caiqing (Christina) Xiong, Corporate Secretary

One Waters Park Drive, Suite 98

San Mateo, California 94403

Telephone: 650.212.7620

Facsimile: 650.212.7630

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2014 annual meeting must be received by us at our principal executive office no later than March 3, 2014 in order to be eligible for inclusion in our 2014 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2014 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2012 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2012 Form 10-K by writing to us at One Waters Park Drive Suite 98, San Mateo, CA 94403, Attention: Corporate Secretary, or from our website, www.armcometals.com.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Armco Metals Holdings, Inc., One Waters Park Drive Suite 98, San Mateo, California 94403, telephone (650)212-7620.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Armco Metals Holdings, Inc., One Waters Park Drive Suite 98, San Mateo, California 94403, telephone (650)212-7620. Please note that additional information can be obtained from our website at www.armcometals.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kexuan Yao

Kexuan Yao

Chief Executive Officer

San Mateo, CA

[February 18], 2014

EXHIBIT A

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Armco Metals Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

74,000,000 shares of common stock, par value $0.0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

74,000,000 shares of common stock, par value $0.0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock, par value $0.001 per share after the change in exchange for ten (10) shares of common stock, par value $0.001 per share before the exchange. No change to preferred stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Round up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President and Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 8-31-11

Reset

ARMCO METALS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – MARCH 27, 2014 AT 2 PM PT

CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Armco Metals Holdings, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Kexuan Yao proxy, with power of substitution, for and in the name of the undersigned to attend the special meeting of stockholders of the Company to be held at One Waters Park Drive Suite 98, San Mateo, CA 94403 on March 27, 2014 beginning at 2 p.m., local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
	INTERNET:	https://www.iproxydirect.com/AMCO
	PHONE:	1-866-752-VOTE(8683)

→ Please ensure you fold then detach and retain this portion of this Proxy →

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	FOR	AGAINST	ABSTAIN
THE APPROVAL OF THE FULL CONVERSION OF THE CONVERTIBLE NOTES INTO SHARES OF COMMON STOCK	☐	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2 →	FOR	AGAINST	ABSTAIN
THE APPROVAL OF A ONE FOR 10 (1:10) REVERSE STOCK SPLIT	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL ITEMS ABOVE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXY WILL VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2014

____
(Print Name of Stockholder and/or Joint Tenant)

____
(Signature of Stockholder)

____
(Second Signature if held jointly)